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                                                                   EXHIBIT 99(d)


                                VOTING AGREEMENT


         THIS VOTING AGREEMENT, dated as of January 15, 2001 (the "AGREEMENT") is by and among The Cheryl A. Chase Accumulation Trust I and The Cheryl A. Chase Accumulation Trust II (collectively, the "STOCKHOLDER"), United Parcel Service, Inc., a Delaware corporation (the "PARENT") and Stag Merger Company, Inc., a Delaware corporation ("SUBSIDIARY" and together with Parent the "GRANTEE").

         WHEREAS, Parent, Subsidiary and First International Bancorp Inc. ("TARGET") have, contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of January 15, 2001 (the "MERGER AGREEMENT"), pursuant to which Subsidiary will be merged with and into Target (the "MERGER");

         WHEREAS, Stockholder is the owner, both beneficially and of record, of 110,454 shares of Target's common stock, $.001 par value per share (the "COMMON STOCK") (such shares, together with any other shares of Common Stock or other voting capital stock of Target or rights with respect thereto acquired (either beneficially or of record) by Stockholders after the date hereof whether upon the exercise of options or warrant or conversion of convertible securities or otherwise, being referred to herein as the "VOTING AGREEMENT SHARES");

         WHEREAS, as a condition to the willingness of Grantee to enter into the Merger Agreement, Grantee has required that the Stockholder agree, and in order to induce Grantee to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

         2.       RESTRICTIONS ON TRANSFER AND CONVERSION.

                  2.1 No Transfers. The Stockholder hereby covenants and agrees that the Stockholder shall not, except as otherwise consented to in writing by Grantee (such consent being within Grantee's sole, absolute and unfettered discretion), prior to the termination of this Agreement, (a) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose of or grant an option to dispose of any Voting Agreement Shares or any interest therein, or enter into any agreement, contract or understanding (oral or written) to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement; provided, however,

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that Stockholder shall be permitted to transfer Voting Agreement Shares (i) by will or by operation of law, in which case this Agreement shall bind the transferee, (ii) pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, or (iv) to any other stockholder of Target who has executed a voting agreement substantially similar to this Agreement.

                  2.2 Inquiries or Proposals. From the date of this Agreement to termination hereof, Stockholder shall not, directly or indirectly, through any officer, director, employee, representative or agent (a) solicit, initiate, or encourage any inquiries or proposals that constitute or could reasonably be expected to lead to an Acquisition Transaction, or (b) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Transaction.

         3. STOCKHOLDER'S RIGHTS. Except as may be limited by this Agreement, the Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all of the Stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted.

         4.       VOTING AGREEMENT.

                  4.1 Voting Agreement. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares and hereby fully and irrevocably agrees to: (a) appear at any stockholders' meeting of Target held with respect to the Merger or otherwise cause the Voting Agreement Shares to be counted as present at such meeting for purposes of establishing a quorum, (b) vote or consent (or cause to be voted or consented) all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement and consummation of the Merger and any other action required in furtherance thereof; and (c) vote or consent (or cause to be voted or consented) all of the Voting Agreement Shares against any Acquisition Transaction (other than the Merger). Nothing in this Agreement shall limit or restrict a Stockholder's ability to act or vote in such Stockholder's capacity as an officer or director of Target in any manner such Stockholder so chooses.

                  4.2 Stockholder Authority. The Stockholder may vote on all issues that come before any meeting of stockholders of Target, other than those specified in Section 4.1, in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement or the transactions contemplated by the Merger Agreement.

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         5.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The
Stockholder hereby represents and warrants to Grantee as follows:

                  5.1 Due Execution. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  5.2. No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated by the Merger Agreement or hereby.

                  5.3 Record Ownership. The Stockholder is the beneficial or record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Stockholder has not appointed or granted any proxy or entered into any voting agreement or similar arrangement, which proxy, voting agreement or other arrangement is in effect on the date hereof or will be effective at any time while this Agreement remains in effect, with respect to the Voting Agreement Shares.

         6. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time.

         7.       MISCELLANEOUS.

                  7.1. Waiver and Amendment. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver will be effective unless in a writing which makes express reference to this Section
7.1 and is signed by the party or parties sought to be bound thereby.

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                  7.2      Entire Agreement. This Agreement contains the entire
agreement among Parent, Subsidiary and Stockholder with respect to the transactions contemplated hereby, and supersedes all prior agreements among the parties with respect to such matters.

                  7.3 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                  7.4 Descriptive Headings. The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this Agreement.

                  7.5 Notices. All notices, consents, requests, demands and other communications hereunder will be in writing, signed by or on behalf of the party making the same, will specify the Sections under this Agreement pursuant to which it is given or being made and will be delivered personally or sent by registered or certified mail (return receipt requested) or by UPS Next Day Air (with evidence of delivery and postage and other fees prepaid) as follows:


               If to Parent or Sub:
                    To the address set forth in the Merger Agreement

                    With copies to:

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30338
                    Attn: John D. Capers, Jr.

                    and

                    United Parcel Service, Inc.
                    55 Glenlake Parkway, N.E.
                    Atlanta, Georgia  30328-3498
                    Attn:  Legal Department -- Cathy Harper

               If to Stockholder:
                    The Cheryl A. Chase Accumulation Trust I and
                    The Cheryl A. Chase Accumulation Trust II
                    c/o Chase Enterprises
                    One Commercial Plaza
                    Hartford, Connecticut 06103-3585

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or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 7. Any such notice communication or delivery will be deemed to be given or made (a) on the date of delivery if delivered in person, (b) on the first business day after delivery to a UPS customer service representative or (c) on the fifth business day after it is mailed by registered or certified mail.

                  7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

                  7.6 Assignment. This Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other parties to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

                  7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

                  7.8 Parties in Interest. All covenants and agreements contained herein shall be binding upon and inure to the benefit of the Stockholder or Grantee, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any person, other than the Stockholder or Grantee, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

                  7.9. Specific Performance. Each party acknowledges that its obligations hereunder are unique, and agrees that the other shall have the right, in addition to any other rights it may have at law, to specific performance or equitable relief by way of injunction if it shall fail to perform any of its obligations hereunder.

                  7.10. Forum Selection. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal Court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of New York or a New York state court.



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         IN WITNESS WHEREOF, each of the parties hereto have executed this
Agreement, or caused this Agreement to be duly executed, as of the date hereof.


                                        CHERYL A. CHASE
                                        ACCUMULATION TRUST I

                                        By: /s/ Cheryl A. Chase
                                            -----------------------------------
                                            Cheryl A. Chase
                                            Trustee

                                        By: /s/ Stanley N. Bergman
                                            -----------------------------------
                                            Stanley N. Bergman
                                            Trustee



                                        CHERYL A. CHASE
                                        ACCUMULATION TRUST II


                                        By:  /s/ Cheryl A. Chase
                                             -----------------------------------
                                             Cheryl A. Chase
                                             Trustee


                                        By:  /s/ Stanley N. Bergman
                                             Stanley N. Bergman
                                             Trustee


                                        UNITED PARCEL SERVICE, INC.


                                        By:  /s/ Cathy A. Harper
                                             -----------------------------------
                                             Name:
                                             Title:


                                        STAG MERGER COMPANY, INC.

                                        By:  /s/ Robert J. Bernabucci
                                             -----------------------------------
                                             Name:
                                             Title: